PIONEER FINANCIAL SERVICES, INC.
                 - Since 1932 -                       IRA APPLICATION

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1.       PARTICIPANT:

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First Name        Middle Initial            Last Name

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Street Address

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City              State                     Zip Code

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Social Security Number                      Date of Birth

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Daytime Phone                               Evening Phone

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2.   CONTRIBUTION TYPE:
     Please check your contribution type. Enclose a check made payable to Pioneer Financial Services (unless you are making a transfer)

[] Regular IRA Contribution (For current year unless you specify different year.) _______
[]   Roth IRA Contribution (For current year unless you specify different
     year.)             ____________
[]   SEP Contributions      []  IRA to IRA Transfer (Complete Section 3 )
[]   Direct Transfer/Rollover From Employer Plan
[]   Rollover Check in the amount of $___________ made payable
                to Pioneer Financial Services is enclosed.

     This represents a Rollover from:

  []   IRA (or SEP IRA)            []   SIMPLE IRA
  []   Qualified Plan or 401(k)    []   Governmental 457(b) Plan
  []   403(b) Plan

     Date qualifying distribution was made __________
                                           ----------

o Rollovers of eligible distributions must be made within 60 days of your receipt of the distribution.

o Rollovers from another IRA cannot be done if a similar rollover has been made within the 12 months immediately preceding the date of issue of this Note

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3.   TRANSFER INFORMATION:
     Complete only if you are making an IRA to IRA transfer.
A)   Resigning IRA Custodian Information

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Resigning IRA Custodian

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Street Address or Post Office Box

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City                       State                     Zip Code

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Phone Number                Contact Person (if available)

B)   Transfer Instructions
Please liquidate all assets (or $_________) in my Account Number _____________
[] immediately          []   at maturity
and remit proceeds payable to Pioneer Financial Services to the
 following address:           4700 Belleview, Suite 300
                              Kansas City, MO  64112

X______________________________________________________
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Signature (sign here and in Section 4)      Date

You may qualify for a fully deductible IRA. See reverse side for details. Pioneer IRA's receive a high rate of return with no costs or fees. All income is tax-deferred until withdrawal after age 59 1/2 . (Federal IRA rules provide for substantial penalties for withdrawal before age 59 1/2.)

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                                    INTEREST
                               COMPOUNDED ANNUALLY
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        TERMS             $1,000 - $9,999     $10,000 and over

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     12-35 months            1.75% APY           2.00% APY
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     36-59 months            4.50% APY           5.00% APY
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     60-95 months            6.50% APY           7.00% APY
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    96-119 months            8.50% APY           9.00% APY
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      120 months             9.00% APY           9.50% APY
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                           Quotation Rate Good Through
                                January 31, 2006
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4.   NEW CERTIFICATE AUTHORIZATION

I hereby tender payment for, and authorize and direct Pioneer Financial Services
(PFS), Custodian, to purchase in the amount and for the term indicated below, a PFS Investment Note as described in the current prospectus of PFS, a copy of which I received, have read, and understand. I also understand PFS is an IRA custodian only, and is not rendering investment or tax advice regarding the advisability of this investment.

Amount $_______________________________________________


Term __________________________________________________ months

Rate                       %        Date
     ----------------------              ---------------------
7
________________________________________________________________________________
Signature

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An IRA Disclosure Statement, Custodial Agreement and Designation of Beneficiary
forms will be mailed to you once your application is received. Please call 816/756-2020 or 1-800-336-5141 for further details and assistance in choosing your IRA. Pioneer will give current rate quotations by telephone. Your certificate will be issued at the rate in effect on the date of receipt and that rate will remain fixed for the term of the certificate. The certificate cannot be issued and the IRA opened until you have received the IRA Disclosure Statement and a seven-day revocation period has elapsed.
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

                    2005 REGULAR IRA CONTRIBUTION INFORMATION
                                        .
                Who Is Eligible For A Full Or Partial Deduction?
All persons under age 70 1/2 having earned income are eligible to contribute to an IRA with all interest or earnings tax-deferred until withdrawn at retirement. The maximum contribution amount is limited to the lesser of $4,000 per worker or 100% of income. IRA rollovers have been significantly expanded under new laws. Also, if you will be age 50 or over at the end of 2005, your contribution limit is increased by $500. However, persons having pension/retirement plan coverage at work may be limited as to the amount of the contribution which is deductible from current year income. To determine whether you are eligible to take a full or partial deduction with respect to a traditional IRA, or contribute with no deduction but with tax deferred interest, refer to the chart below:

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Modified Adjusted         COVERED by a Retirement Plan             NOT COVERED by a Retirement Plan
Gross Income*             at work, filing status:                  at work, filing status:
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
At               but      Single or   Married-joint    Married-    Married-joint    Married-separate  Single or    Married-Joint
least            less     Head of     or Qualifying    separate    (Spouse is       (Spouse is        Head of       Or Separate
                 than     Household   Widow(er)                    covered by a     covered by a      Household   (Neither Spouse
                                                                   Retirement Plan  Retirement Plan)                  Covered)
-----------------------------------------------------------------------------------------------------------------------------------
$       0       $ 10,000  FULL        FULL              Partial**  FULL             Partial**
$ 10,000        $ 50,000  FULL        FULL              None       FULL              None
$ 50,000        $ 60,000  Partial**   FULL              None       FULL             None                  Full Deduction Allowed
$ 60,000        $ 70,000  None        FULL              None       FULL             None                 Without Regard to Income
$ 70,000        $ 80,000  None        Partial**         None       FULL             None
$ 80,000        $150,000  None        None              None       FULL             None
$150,000        $160,000  None        None              None       Partial**        None
$160,000
  or Over                 None        None              None       None             None
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

*AGI, Form 1040, plus certain amounts are added back.
** Partial deductions are permitted; see IRS Form 1040 (or Publication 590) for full details.

Even if you're NOT eligible for a tax deduction, your $4,000 contribution earns interest that's tax-deferred until withdrawn.

                        No Brokerage Commissions Or Fees

Pioneer can save you a considerable amount of money because you NEVER pay any commissions or fees of any kind. EVERY penny you contribute to your IRA works for you by earning interest.

                          IRA Interest Is Tax-Deferred

The interest on your IRA compounds tax-free until withdrawal, at which time your tax bracket may be much lower.

                              What About My Spouse?

If your spouse is employed, he or she can set up a separate IRA with a $4,000 limit ($4,500 if age 50 or older), or 100% of earned income, whichever is less.

If your spouse has no earned income for the year, you can start an IRA in your spouse's name with a contribution up to $8,000 for both of you. A new contribution can be made every year. Your contributions may be split however you choose as long as not more than $4,000 is contributed into either IRA and the minimum investment amount of $1,000 is maintained. You must file a joint tax return to qualify for this plan.

                   When Can I Withdraw The Funds From My IRA?

If your IRA is funded with a Pioneer Certificate, you may only withdraw your funds at maturity of the Certificates (if before age 59 1/2, this may be subject to a government tax penalty). You may withdraw your interest from your Pioneer IRA anytime and over age 59 1/2 there is no tax penalty. In the event of death, your named IRA beneficiary will receive the total balance of your IRA in accordance with government regulations in effect on that date. At age 70 1/2 disbursements will start to liquidate your IRA over your remaining life expectancy regardless of the certificate's maturity date.

                If Interest Rates Drop, Will My Rate Be Reduced?

Not if your IRA is funded with a Pioneer Certificate where the rate is guaranteed until maturity at which time you have the options to withdraw your funds or renew at the then current rate. In the event of death, your named IRA beneficiary can continue to receive the high interest rate to maturity of your Pioneer Certificate.

                    TIME IS MONEY! INVEST IN YOUR IRA TODAY!!

*This is general information on the tax aspects of an IRA and is not intended as specific advice concerning your personal tax situation. Please consult with your professional tax advisor before contributing money to an IRA plan.